Exhibit 4.1

EXECUTION COPY

COVIDIEN INTERNATIONAL FINANCE S.A.,

as Issuer

AND

COVIDIEN PUBLIC LIMITED COMPANY AND COVIDIEN LTD.,

as Guarantors

AND

DEUTSCHE BANK TRUST

COMPANY AMERICAS,

as Trustee

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of May 30, 2012

$600,000,000 of 1.350% Senior Notes due 2015

$650,000,000 of 3.200% Senior Notes due 2022

THIS SEVENTH SUPPLEMENTAL INDENTURE is dated as of May 30, 2012 among COVIDIEN INTERNATIONAL FINANCE S.A., a Luxembourg company (the “Company”), COVIDIEN PUBLIC LIMITED COMPANY , an Irish company (“Covidien plc”), and COVIDIEN LTD., a Bermuda company (“Covidien Ltd.”, and together with Covidien plc, the “Guarantors”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (the “Trustee”).

RECITALS

A. WHEREAS, the Company, the Guarantors and the Trustee executed and delivered an Indenture, dated as of October 22, 2007 (as supplemented prior to the date hereof, the “Base Indenture,” and as further supplemented by this Seventh Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness.

B. WHEREAS, pursuant to the Base Indenture, the Company desires to establish two new series of its debt securities, to be known as its “1.350% Senior Notes due 2015” (the “2015 Notes”) and “3.200% Senior Notes due 2022” (the “2022 Notes” and, together with the 2015 Notes, the “Offered Securities”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Seventh Supplemental Indenture;

C. WHEREAS, pursuant to a resolution of its board of directors, the Company has authorized the issuance of the Offered Securities.

D. WHEREAS, the entry into this Seventh Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

E. WHEREAS, the Company and the Guarantors desire to enter into this Seventh Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Offered Securities in accordance with Section 2.01 of the Base Indenture and to establish the form of the Offered Securities in accordance with Section 2.02 of the Base Indenture.

F. WHEREAS all things necessary to make this Seventh Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Offered Securities as follows:

ARTICLE I

Section 1.1. Terms of Offered Securities.

The following terms relate to the Offered Securities:

(1) The Offered Securities constitute two new series of securities having the titles “1.350% Senior Notes due 2015” and “3.200% Senior Notes due 2022.”

(2) The initial aggregate principal amount of the 2015 Notes that may be authenticated and delivered under the Base Indenture (except for Offered Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other 2015 Notes pursuant to Section 2.05, 2.06, 2.07, 2.11, or 3.03 of the Base Indenture) is $600,000,000. The initial aggregate principal amount of the 2022 Notes that may be authenticated and delivered under the Base Indenture (except for Offered Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other 2022 Notes pursuant to Section 2.05, 2.06, 2.07, 2.11, or 3.03 of the Base Indenture) is $650,000,000.

(3) The entire Outstanding principal amount of the 2015 Notes shall be payable on May 29, 2015 and the entire Outstanding principal amount of the 2022 Notes shall be payable on June 15, 2022.

(4) The rate at which the 2015 Notes shall bear interest shall be 1.350% per year. The date from which interest shall accrue on the 2015 Notes shall be May 30, 2012, or the most recent Interest Payment Date for the 2015 Notes to which interest has been paid or provided for. The Interest Payment Dates for the 2015 Notes shall be May 29 and November 29 of each year, beginning November 29, 2012. Interest shall be payable on each Interest Payment Date for the 2015 Notes to the holders of record at the close of business on the May 15 and November 15 prior to each Interest Payment Date for the 2015 Notes.

The rate at which the 2022 Notes shall bear interest shall be 3.200% per year. The date from which interest shall accrue on the 2022 Notes shall be May 30, 2012, or the most recent Interest Payment Date for the 2022 Notes to which interest has been paid or provided for. The Interest Payment Dates for the 2022 Notes shall be June 15 and December 15 of each year, beginning December 15, 2012. Interest shall be payable on each Interest Payment Date for the 2022 Notes to the holders of record at the close of business on the June 1 and December 1 prior to each Interest Payment Date for the 2022 Notes.

The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(5) The Offered Securities shall be issuable in whole in the form of one or more registered Global Securities, and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York. The Offered Securities shall be substantially in the form attached hereto as Exhibits A and B, the terms of which are herein incorporated by reference. The Offered Securities shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(6) The Offered Securities may not be redeemed at the option of the Company prior to the maturity date, except as provided in Article XIV of the Base Indenture and this Seventh Supplemental Indenture.

(7) The Offered Securities will not have the benefit of any sinking fund.

(8) Except as provided herein, the holders of the Offered Securities shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(9) The Offered Securities will be general unsecured and unsubordinated obligations of the Company and will be ranked equally among themselves.

(10) The Offered Securities are not convertible into shares of common stock or other securities of the Company.

(11) The additional redemption provisions, restrictive covenants, Event of Default and defeasance and discharge provisions set forth in Sections 1.3, 1.4, 1.5 and 1.6 shall be applicable to the Offered Securities.

Section 1.2. Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Offered Securities only:

“Adjusted Redemption Treasury Rate” with respect to any Redemption Date means the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such Redemption Date.

“Attributable Debt”, in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of the Company or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental payments or additional rental payments, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Below Investment Grade Rating Event” means the applicable Offered Securities are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Offered Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall be deemed not to have occurred in respect of a particular Change of Control (and thus shall be deemed not to be a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Covidien plc and its subsidiaries taken as a whole to any person or group of persons for purposes of Section 13(d) of the Exchange Act other than Covidien plc or one of its subsidiaries or a person controlled by Covidien plc or one of its subsidiaries; (2) consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Covidien plc’s or its subsidiaries’ employee benefit plans, becomes the beneficial owner (as defined in Rules 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting stock of Covidien plc, measured by voting power rather than number of shares; or (3) the replacement of a majority of the board of directors of Covidien plc over a two-year period from the directors who constituted the board of directors of Covidien plc at the beginning of such period, and such replacement shall not have been approved by at least a majority of the board of directors of Covidien plc then still in office (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination) who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved; provided, that, a transaction effected to create a holding company for Covidien plc will not be deemed to involve a Change of Control if: (1) pursuant to such transaction Covidien plc becomes a direct or indirect wholly-owned subsidiary of such holding company; (2) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Covidien plc’s voting stock, if any, immediately prior to that transaction; and (3) immediately following the transaction no person is the beneficial owner, directly or indirectly, of more than 50% of the voting power represented by the outstanding voting stock of such holding company. Following any such transaction, references in this definition to Covidien plc shall be deemed to refer to such holding company. For purposes of this definition, “voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Redemption Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the applicable Offered Securities to be redeemed that will be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Offered Securities.

“Comparable Redemption Treasury Price” with respect to any Redemption Date means (x) the average of the Redemption Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (y) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of Covidien plc and its subsidiaries as of the end of a fiscal quarter of Covidien plc, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet.

“Consolidated Tangible Assets” at any date means total assets less all intangible assets appearing on the most recently prepared consolidated balance sheet of Covidien plc and its subsidiaries as of the end of a fiscal quarter of Covidien plc, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet. “Intangible assets” means the amount (if any) stated under the heading

“Fitch” means Fitch Ratings Ltd.

“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

“GAAP” means generally accepted accounting principles set forth in the FASB Accounting Standards Codification or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the initial date of issuance of the Offered Securities, the Company may elect (by providing written notice to the Trustee) to apply International Financial Reporting Standards (“IFRS”) in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein); provided that any such election, once made, shall be irrevocable.

“Goodwill and Other Intangible Assets, Net” or under any other heading of intangible assets separately listed, in each case on the face of such consolidated balance sheet.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of Covidien plc and its Subsidiaries as of the end of a fiscal quarter of Covidien plc prepared in accordance with GAAP as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with GAAP), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with GAAP and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Investment Grade Rating” means a rating equal to or higher than BBB– (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of Covidien plc, Covidien Ltd. or the Company or any Subsidiary of Covidien plc, Covidien Ltd. or the Company and not to Covidien plc, Covidien Ltd. or the Company or any Subsidiary of Covidien plc, Covidien Ltd. or the Company personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

“Principal Property” means any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of Covidien plc or any of its Subsidiaries that is used by any U.S. Subsidiary of the Company and (A) is owned by Covidien plc or any Subsidiary of Covidien plc on the date hereof, (B) the initial construction of which has been completed after the date hereof, or (C) is acquired after the date hereof, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of the Company, are not collectively of material importance to the total business conducted by Covidien plc and its subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense), on the date hereof in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of Covidien plc and its subsidiaries as of the applicable date.

“Prospectus” means the base prospectus dated June 21, 2010, as supplemented by the prospectus supplement dated May 22, 2012.

“Quotation Agent” means a Redemption Reference Treasury Dealer appointed as such agent by the Company.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the applicable Offered Securities or fails to make a rating of such Offered Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3–1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Redemption Date” shall mean, with respect to any redemption of any Offered Securities, the date fixed for such redemption pursuant to the terms of the Indenture and such Offered Securities.

“Redemption Price” shall mean, with respect to any redemption of any Offered Securities, the price at which such Offered Securities are to be redeemed as determined pursuant to the terms of the Indenture and Section 1.3 hereof.

“Redemption Reference Treasury Dealer” means (a) each of BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or their affiliates which are primary U.S. government securities dealers, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer selected by the Company and (b) any other Primary Treasury Dealer selected by the Company.

“Redemption Reference Treasury Dealer Quotations” with respect to each Redemption Reference Treasury Dealer and any Redemption Date means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m., New York City time, for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the Redemption Date quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third business day preceding such Redemption Date.

“Restricted Subsidiary” means any Subsidiary of the Company that owns or leases a Principal Property.

“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by the Company or a Restricted Subsidiary to such Person other than Covidien plc, Covidien Ltd., the Company or any of their respective Subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

Section 1.3. Optional Redemption.

Each series of Offered Securities will be subject to redemption at the option of the Company on any Redemption Date prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), on not less than 30 nor more than 60 days’ prior notice mailed to the holders of Offered Securities to be redeemed.

The Offered Securities will be redeemable at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Offered Securities to be redeemed, and (ii) an amount, as determined by the Quotation Agent and delivered to the Trustee, equal to the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the Redemption Date (excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date) discounted from their scheduled date of payment to the

Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus (A) 15 basis points in the case of the 2015 Notes and (B) 25 basis points in the case of the 2022 Notes plus, in the case of either clause (i) or clause (ii), accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

Notwithstanding the immediately preceding paragraph, the 2022 Notes will be redeemable on or after March 15, 2022 at a Redemption Price equal to 100% of the principal amount of the 2022 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

Section 1.4. Additional Covenants.

The following additional covenants shall apply with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding (but subject to defeasance, as provided in the Indenture):

(1) Limitation on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or encumbrance (each a “lien”) upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property, or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the Offered Securities (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Offered Securities, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at the Company’s option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

(a) liens existing on the date the Offered Securities are first issued;

(b) liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

(c) liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or any Restricted Subsidiary;

(d) liens on any Principal Property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by the Company or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by the Company or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by the Company or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved (and any accessions thereto and improvements and replacements thereof and the proceeds of the foregoing);

(e) liens securing Indebtedness owing by any Restricted Subsidiary to the Company, the Guarantors or a subsidiary thereof or by the Company to the Guarantors;

(f) liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the Principal Property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

(g) pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Company or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

(h) liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;

(i) liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Company or any Restricted

Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of the Company, do not materially impair the use of such assets in the operation of the business of the Company or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

(j) liens to secure the Company’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

(k) liens not permitted by the foregoing clauses (a) to (j), inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries (without duplication) secured by all such liens not so permitted by the foregoing clauses (a) through (j), inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by paragraph (a) under subsection (2) below does not exceed the greater of $675,000,000 and 10% of Consolidated Net Worth; and

(l) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (a) to (k), inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under clauses (a) through (k) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets (or any replacement assets therefor) that secured the lien so extended, renewed or replaced (plus improvements and construction on real property).

(2) Limitation on Sale/Leaseback Transactions.

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

(a) the Company or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Offered Securities pursuant to subsection (1) above; or

(b) the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property (as determined by the Company’s Board of Directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of Securities, or of Funded Indebtedness of the Company or a consolidated Subsidiary ranking on a parity with or senior to the Securities; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this clause (b) an amount equal to the sum of (i) the principal amount of

Securities delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by the Company within such 180-day period, excluding retirements of Securities and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

(3) Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Offered Securities pursuant to Section 1.3 hereof or Section 14.01 of the Base Indenture, each holder will have the right to require that the Company purchase all or a portion, in $1,000 increments (provided, that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), of such holder’s Offered Securities pursuant to Section 1.4(3)(b) hereof (the “Change of Control Offer”), at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

(b) Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall send, by first class mail, a notice to each holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall describe the transaction or transactions that constitute the Change of Control and shall state:

(A) that the Change of Control Offer is being made pursuant to this Section 1.4(3) of this Seventh Supplemental Indenture;

(B) that the Company is required to offer to purchase all of the outstanding principal amount of Offered Securities, the repurchase price and, that on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”), and the Company shall repurchase the Offered Securities validly tendered and not withdrawn pursuant to this Section 1.4(3);

(C) if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date;

(D) that any Offered Security not tendered or accepted for payment shall continue to accrue interest;

(E) that, unless the Company defaults in making such payment, Offered Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(F) that holders electing to have an Offered Security purchased pursuant to a Change of Control Offer may elect to have all or any portion of such Offered Security purchased;

(G) that holders of Offered Securities electing to have Offered Securities purchased pursuant to a Change of Control Offer shall be required to surrender their Offered Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Offered Security, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer the Offered Security by book-entry transfer, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(H) that holders shall be entitled to withdraw their election if the Company, the Depositary or the paying agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Offered Security the holder delivered for purchase and a statement that such holder is withdrawing its election to have such Offered Security purchased;

(I) that holders whose Offered Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

(J) the CUSIP number, if any, printed on the Offered Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Offered Securities.

(c) The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Offered Securities properly tendered and not withdrawn under its offer.

(d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Offered Securities pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the provisions of this Section 1.4(3), the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section 1.4(3) by virtue thereof.

Section 1.5. Additional Event of Default.

The following additional event shall be established and shall constitute an “Event of Default” under Section 6.01(a) of the Base Indenture with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding:

(9) an event of default shall occur and be continuing with respect to the Company’s or any Guarantor’s Indebtedness for borrowed money (other than Non-Recourse Indebtedness) under any indenture or other instrument evidencing or under which the Company or any Guarantor shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with GAAP and as of the date of the most recently prepared consolidated balance sheet of the Company or any Guarantor, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten Business Days after notice thereof shall have been given to the Company and the Guarantors by the Trustee, or to the Company, the Guarantors and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Securities of all series affected thereby; provided that, if such event of default under such indenture or instrument shall be remedied or cured by the Company or such Guarantor or waived by the requisite holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the holders, and provided further, however, that subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the Trustee by the Company or any Guarantor, as the case may be, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such event of default shall have occurred, or by the holders of not less than 25% in the aggregate principal amount of Outstanding Securities of all series affected thereby.

Section 1.6. Defeasance and Discharge of Obligations

With respect to a redemption of all of the Offered Securities pursuant to Section 1.3 hereof, notwithstanding the provisions of Section 11.03(c) of the Base Indenture, for purposes of determining whether the Company has satisfied the condition set forth in clause (i) of such Section 11.03(c), the amount of funds or Governmental Obligations that the Company must irrevocably deposit or cause to be deposited in trust with the Trustee shall be determined using an assumed Redemption Price calculated as of the date of deposit of such funds or Governmental Obligations in trust (and not, for the avoidance of doubt, the Redemption Date); provided that:

(a) at the time of deposit of such funds or Governmental Obligations in trust, the funds or Governmental Obligations in trust must be sufficient, as evidenced by a certificate of a reputable firm of certified independent accountants, investment bank or appraisal firm, to pay and discharge the principal, premium, if any, and accrued and unpaid interest on the Offered Securities on the Redemption Date with an assumed Redemption Price calculated as of the date of deposit of such funds or Governmental Obligations in trust; and

(b) the Company must irrevocably deposit or cause to be deposited additional funds or Governmental Obligations in trust, as necessary, on the Redemption Date, as required by Section 1.3 hereof, necessary to pay the Redemption Price as determined on such date.

ARTICLE II

MISCELLANEOUS

Section 2.1. Definitions.

Capitalized terms used but not defined in this Seventh Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.2. Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Seventh Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Seventh Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.3. Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Offered Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture or of the Offered Securities. The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof.

Section 2.4. Governing Law.

This Seventh Supplemental Indenture and the Offered Securities shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of laws principles that would require the application of any other law.

Section 2.5. Separability.

In case any provision in this Seventh Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6. Counterparts.

This Seventh Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.7 No Benefit.

Nothing in this Seventh Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the holders of the Offered Securities, any benefit or legal or equitable rights, remedy or claim under this Seventh Supplemental Indenture or the Base Indenture.

Section 2.8 Additional Debt Securities.

In accordance with Section 2.01 of the Base Indenture, the Company may from time to time, without giving notice to or seeking the consent of the holders of any series of notes, issue debt securities having the same ranking and the same interest rate, maturity and other terms (except for the issue date, the public offering price and the first interest payment date) as, and ranking equally and ratably with, any applicable series of Offered Securities. Any additional Securities having such similar terms, together with the Offered Securities of the applicable series, will constitute a single series of Securities under the Indenture, including for purposes of voting and redemptions; provided that if the additional Securities are not fungible with the Offered Securities of the applicable series for U.S. federal income tax purposes, the additional Securities will have a separate CUSIP number. No such additional Securities may be issued if an Event of Default has occurred and is continuing with respect to the applicable series of Offered Securities.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed all as of the day and year first above written.

COVIDIEN INTERNATIONAL FINANCE S.A.

By:	/s/ Michelangelo Stefani
Name:	Michelangelo Stefani
Title:	Managing Director

COVIDIEN PUBLIC LIMITED COMPANY

By:	/s/ Charles J. Dockendorff
Name:	Charles J. Dockendorff
Title:	Executive Vice President and Chief Financial Officer

COVIDIEN LTD.

By:	/s/ Charles J. Dockendorff
Name:	Charles J. Dockendorff
Title:	Executive Vice President and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
BY DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

BY DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	Kenneth R. Ring
	Name:	Kenneth R. Ring
	Title:	Vice President

[Signature Page to Seventh Supplemental Indenture]

EXHIBIT A

FORM OF 2015 NOTES

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(C) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

1.350% SENIOR NOTES DUE 2015

No. [ ]	$[ ]

CUSIP No. 22303Q AM2

COVIDIEN INTERNATIONAL FINANCE S.A.

promises to pay to Cede & Co. or registered assigns, the principal sum as set forth in the Schedule of Exchanges of Notes attached hereto on May 29, 2015.

Interest Payment Dates:	May 29 and November 29

Record Dates:	May 15 and November 15

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Indenture.

COVIDIEN INTERNATIONAL FINANCE S.A.

Name:	Michelangelo Stefani
Title:	Managing Director

Dated: [            ], 2012

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

BY DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Name:
Title:

Dated: [ ], 2012

GUARANTEE

For value received, Covidien public limited company and Covidien Ltd., jointly and severally, hereby absolutely, unconditionally and irrevocably guarantee to the holder of the Security upon which this Guarantee is set forth, the payment of principal of, premium, if any, and interest on, such Security in the amounts and at the time when due and payable whether by declaration thereof or otherwise, and interest on the overdue principal and interest, if any, of such Security, if lawful, to the holder of such Security and the Trustee on behalf of the holders, all in accordance with and subject to the terms and limitations of such Security and Article XV of the Indenture. This Guarantee will not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on the Security upon which this Guarantee is set forth. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated: [            ], 2012

GIVEN under the Company Seal

of COVIDIEN PUBLIC LIMITED COMPANY

in the presence of:

By:
Name:	Charles J. Dockendorff
Title:	Executive Vice President and Chief Financial Officer

COVIDIEN LTD.

By:
Name:	Charles J. Dockendorff
Title:	Executive Vice President and Chief Financial Officer

[REVERSE OF NOTE]

Covidien International Finance S.A.

1.350% Senior Notes due 2015

This security is one of a duly authorized series of debt securities of Covidien International Finance S.A., a Luxembourg company (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of October 22, 2007 (as supplemented prior to the date of the Seventh Supplemental Indenture (as defined below), the “Base Indenture”), duly executed and delivered by and among the Company, Covidien public limited company (“Covidien plc”), Covidien Ltd. (“Covidien Ltd.,” and together with Covidien plc, the “Guarantors”) and Deutsche Bank Trust Company Americas (the “Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of May 30, 2012 (the “Seventh Supplemental Indenture”), by and among the Company, the Guarantors and the Trustee. The Base Indenture as supplemented by the Seventh Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, the Guarantors and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Seventh Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 1.350%. The Company will pay interest semi-annually on May 29 and November 29 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be November 29, 2012. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. In certain circumstances, liquidated damages may be payable as provided in Section 6.01 of the Indenture. Any such liquidated damages shall be payable in the same manner and on the same dates as the stated interest payable on this Security.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas, the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company, the Guarantors or any of their Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “1.350% Senior Notes due 2015”, initially limited to $600,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Seventh Supplemental Indenture. Requests may be made to: Covidien International Finance S.A., 4th Floor, 3b bd Prince Henri, L-1724 Luxembourg, Attention: The Managing Directors.

5. Optional Redemption. The Securities will be subject to redemption at the option of the Company on any date prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), on written notice, sent by first class mail, to the Securityholders thereof not less than 30 days nor more than 60 days prior to the date fixed for redemption in such notice (the “Redemption Date”).

The Securities will be redeemable at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed, and (ii) an amount, as determined by the Quotation Agent and delivered to the Trustee, equal to the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the Redemption Date (excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date) discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate, plus 15 basis points, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

The Securities are also subject to redemption to the extent provided in Article XIV of the Indenture.

If the giving of the notice of redemption is completed as provided in the Indenture, interest on such Securities or portions of Securities shall cease to accrue on and after the Redemption Date, unless the Company shall default in the payment of such Redemption Price and accrued interest with respect to any such Security or portion thereof.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

6. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem this Security, the Securityholder of this Security will have the right to require that the Company purchase all or a portion, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), of this Security at a repurchase price equal to 101% of the principal amount hereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall send, by first class mail, a notice to each Securityholder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the Outstanding Securities and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Securities or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange a Security between the applicable record date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners. The registered Securityholder shall be treated as its owner for all purposes.

9. Repayment to the Guarantors or the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Guarantors or the Company, in trust for payment of principal of, premium, if any, or interest on the Securities that are not applied but remain unclaimed by the Securityholders for at least one year after the date upon which the principal of, premium, if any, or interest on the Securities shall have respectively become due and payable, shall be repaid to the Guarantors or the Company, as applicable, or (if then held by the Guarantors or the Company) shall be discharged from such trust. After return to the Company or the Guarantors, Securityholders entitled to the money or securities must look to the Company or the Guarantors, as applicable, for payment as unsecured general creditors.

10. Amendments, Supplements and Waivers. The Base Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of the Securityholders of not less than a majority in aggregate principal amount of the Outstanding Securities to enter into supplemental indentures for the purpose of adding, changing or eliminating any provisions to the Base Indenture or supplemental indenture or indentures or of modifying in any manner not covered elsewhere in the Base Indenture the rights of the Securityholders; provided, however, that no such supplemental indenture, without the consent of the Securityholders of each Note then Outstanding and affected thereby, shall: (i) extend a fixed maturity of or any installment of principal of the Securities or reduce the principal amount thereof, or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof; (ii) reduce the rate of or extend the time for payment of interest of the Securities; (iii) reduce the premium payable upon the redemption of the Securities; (iv) make any Security payable in Currency other than that stated in the Securities; (v) impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof (or in the case or redemption, on or after the redemption date); or (vi) reduce the percentage of the Securities, the Securityholders of which are required to consent to any such supplemental indenture or indentures. The Base Indenture also contains provisions permitting the Securityholders of not less than a majority in aggregate principal amount of the Outstanding Securities, on behalf of all of the Securityholders, to waive any past Default under the Base Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any Security or a Default in respect of a covenant or provision of the Base Indenture that cannot be modified or amended without the consent of the holder of each Outstanding Security. Any such consent or waiver by the registered Securityholder shall be conclusive and binding upon such Securityholder and upon all future Securityholders and owners of this Security and of any Securities issued in exchange for this Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

11. Defaults and Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or the Securityholders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company and the Guarantors (and to the Trustee if notice is given by such Securityholders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Securityholders, unless such Securityholders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the Securityholders of a majority in principal amount of the Outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities.

12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Guarantors or the Company or of any predecessor or successor corporation, either directly or through the Guarantors or the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Guarantors or the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

16. Guarantees. All payments by the Company under the Indenture and this Note are fully and unconditionally guaranteed to the Securityholder of this Security, jointly and severally, by the Guarantors, as provided in the related Guarantee and the Indenture.

17. Additional Amounts. The Company and the Guarantors are obligated to pay Additional Amounts on this Note to the extent provided in Article XIV of the Indenture.

18. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. Governing Law. The Base Indenture, the Seventh Supplemental Indenture and this Security (and the Guarantee hereon) shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.4(3) of the Seventh Supplemental Indenture, check the box:

☐	1.4(3) Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.4(3) of the Seventh Supplemental Indenture, state the amount: $        .

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Definitive Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Securities Custodian

EXHIBIT B

FORM OF 2022 NOTES

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(C) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

3.200% SENIOR NOTES DUE 2022

No. [ ]	$[ ]

CUSIP No. 22303Q AN0

COVIDIEN INTERNATIONAL FINANCE S.A.

promises to pay to Cede & Co. or registered assigns, the principal sum as set forth in the Schedule of Exchanges of Notes attached hereto on June 15, 2022.

Interest Payment Dates:	June 15 and December 15

Record Dates:	June 1 and December 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Indenture.

COVIDIEN INTERNATIONAL FINANCE S.A.

Name:	Michelangelo Stefani
Title:	Managing Director

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

BY DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	Authorized Signatory

Dated: [ ], 20[ ]

GUARANTEE

For value received, Covidien public limited company and Covidien Ltd., jointly and severally, hereby absolutely, unconditionally and irrevocably guarantee to the holder of the Security upon which this Guarantee is set forth, the payment of principal of, premium, if any, and interest on, such Security in the amounts and at the time when due and payable whether by declaration thereof or otherwise, and interest on the overdue principal and interest, if any, of such Security, if lawful, to the holder of such Security and the Trustee on behalf of the holders, all in accordance with and subject to the terms and limitations of such Security and Article XV of the Indenture. This Guarantee will not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on the Security upon which this Guarantee is set forth. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated: [            ], 20[    ]

GIVEN under the Company Seal

of COVIDIEN PUBLIC LIMITED COMPANY

in the presence of:

By:
Name:	Charles J. Dockendorff
Title:	Executive Vice President and Chief Financial Officer

COVIDIEN LTD.

By:
Name:	Charles J. Dockendorff
Title:	Executive Vice President and Chief Financial Officer

[REVERSE OF NOTE]

Covidien International Finance S.A.

3.200% Senior Notes due 2022

This security is one of a duly authorized series of debt securities of Covidien International Finance S.A., a Luxembourg company (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of October 22, 2007 (as supplemented prior to the date of the Seventh Supplemental Indenture (as defined below), the “Base Indenture”), duly executed and delivered by and among the Company, Covidien public limited company (“Covidien plc”), Covidien Ltd. (“Covidien Ltd.,” and together with Covidien plc, the “Guarantors”) and Deutsche Bank Trust Company Americas (the “Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of May 30, 2012 (the “Seventh Supplemental Indenture”), by and among the Company, the Guarantors and the Trustee. The Base Indenture as supplemented by the Seventh Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, the Guarantors and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Seventh Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 3.200%. The Company will pay interest semi-annually on June 15 and December 15 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be December 15, 2012. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. In certain circumstances, liquidated damages may be payable as provided in Section 6.01 of the Indenture. Any such liquidated damages shall be payable in the same manner and on the same dates as the stated interest payable on this Security.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas, the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company, the Guarantors or any of their Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “3.200% Senior Notes due 2022”, initially limited to $650,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Seventh Supplemental Indenture. Requests may be made to: Covidien International Finance S.A., 4th Floor, 3b bd Prince Henri, L-1724 Luxembourg, Attention: The Managing Directors.

5. Optional Redemption. The Securities will be subject to redemption at the option of the Company on any date prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), on written notice, sent by first class mail, to the Securityholders thereof not less than 30 days nor more than 60 days prior to the date fixed for redemption in such notice (the “Redemption Date”).

The Securities will be redeemable at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed, and (ii) an amount, as determined by the Quotation Agent and delivered to the Trustee, equal to the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the Redemption Date (excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date) discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate, plus 25 basis points, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

Notwithstanding the immediately preceding paragraph, the Securities will be redeemable on or after March 15, 2022 at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

The Securities are also subject to redemption to the extent provided in Article XIV of the Indenture.

If the giving of the notice of redemption is completed as provided in the Indenture, interest on such Securities or portions of Securities shall cease to accrue on and after the Redemption Date, unless the Company shall default in the payment of such Redemption Price and accrued interest with respect to any such Security or portion thereof.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

6. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem this Security, the Securityholder of this Security will have the right to require that the Company purchase all or a portion, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), of this Security at a repurchase price equal to 101% of the principal amount hereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall send, by first class mail, a notice to each Securityholder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the Outstanding Securities and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Securities or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange a Security between the applicable record date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners. The registered Securityholder shall be treated as its owner for all purposes.

9. Repayment to the Guarantors or the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Guarantors or the Company, in trust for payment of principal of, premium, if any, or interest on the Securities that are not applied but remain unclaimed by the Securityholders for at least one year after the date upon which the principal of, premium, if any, or interest on the Securities shall have respectively become due and payable, shall be repaid to the Guarantors or the Company, as applicable, or (if then held by the Guarantors or the Company) shall be discharged from such trust. After return to the Company or the Guarantors, Securityholders entitled to the money or securities must look to the Company or the Guarantors, as applicable, for payment as unsecured general creditors.

10. Amendments, Supplements and Waivers. The Base Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of the Securityholders of not less than a majority in aggregate principal amount of the Outstanding Securities to enter into supplemental indentures for the purpose of adding, changing or eliminating any provisions to the Base Indenture or supplemental indenture or indentures or of modifying in any manner not covered elsewhere in the Base Indenture the rights of the Securityholders; provided, however, that no such supplemental indenture, without the consent of the Securityholders of each Security then Outstanding and affected thereby, shall: (i) extend a fixed maturity of or any installment of principal of the Securities or reduce the principal amount thereof, or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof; (ii) reduce the rate of or extend the time for payment of interest of the Securities; (iii) reduce the premium payable upon the redemption of the Securities; (iv) make any Security payable in Currency other than that stated in the Securities; (v) impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof (or in the case or redemption, on or after the redemption date); or (vi) reduce the percentage of the Securities, the Securityholders of which are required to consent to any such supplemental indenture or indentures. The Base Indenture also contains provisions permitting the Securityholders of not less than a majority in aggregate principal amount of the Outstanding Securities, on behalf of all of the Securityholders, to waive any past Default under the Base Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any Security or a Default in respect of a covenant or provision of the Base Indenture that cannot be modified or amended without the consent of the holder of each Outstanding Security. Any such consent or waiver by the registered Securityholder shall be conclusive and binding upon such Securityholder and upon all future Securityholders and owners of this Security and of any Securities issued in exchange for this Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

11. Defaults and Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or the Securityholders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company and the Guarantors (and to the Trustee if notice is given by such Securityholders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Securityholders, unless such Securityholders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the Securityholders of a majority in principal amount of the Outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities.

12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Guarantors or the Company or of any predecessor or successor corporation, either directly or through the Guarantors or the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Guarantors or the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security

16. Guarantees. All payments by the Company under the Indenture and this Security are fully and unconditionally guaranteed to the Securityholder of this Security, jointly and severally, by the Guarantors, as provided in the related Guarantee and the Indenture.

17. Additional Amounts. The Company and the Guarantors are obligated to pay Additional Amounts on this Security to the extent provided in Article XIV of the Indenture.

18. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. Governing Law. The Base Indenture, the Seventh Supplemental Indenture and this Security (and the Guarantee hereon) shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.4(3) of the Seventh Supplemental Indenture, check the box:

☐	1.4(3) Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.4(3) of the Seventh Supplemental Indenture, state the amount: $        .

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Definitive Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Securities Custodian